Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is provided for informational purposes only. The unaudited pro forma condensed combined financial information is not necessarily indicative of what the financial position or results of operations of ATN International, Inc. (the “Company” or “ATN”) or KeyTech Limited (“KeyTech”), actually would have been if the acquisition of KeyTech by the Company had been completed as of and for the periods indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the Company after consummation of the acquisition.

Pro forma adjustments related to the unaudited pro forma condensed combined income statements give effect to certain events that are (i) directly attributable to the acquisition, (ii) factually supportable and (iii) expected to have a continuing impact on the combined results. Pro forma adjustments related to the unaudited pro forma condensed combined balance sheet give effect to events that are directly attributable to the KeyTech acquisition, and that are factually supportable regardless of whether they have a continuing impact or are non-recurring.

The unaudited pro forma condensed combined financial information is based on a number of other assumptions and estimates and is subject to a number of uncertainties relating to the KeyTech acquisition and related matters, including, among other things, estimates, assumptions and uncertainties regarding (1) the estimated fair values of certain assets and liabilities acquired, which are sensitive to assumptions and market conditions, (2) the actual amount of the bargain purchase gain that will arise from the acquisition, and (3) the amount of costs relating to the acquisition.

Unaudited Pro Forma Condensed Combined Financial Information for ATN International, Inc. and KeyTech

The following unaudited pro forma condensed combined financial information has been prepared by the Company’s management and gives pro forma effect to the completion of the acquisition by the Company of a controlling interest in KeyTech Limited (“KeyTech”).  KeyTech is a publicly held Bermuda company listed on the Bermuda Stock Exchange (“BSX”) that provides broadband and cable television services and other telecommunications services to residential and enterprise customers under the “Logic” name in Bermuda and the Cayman Islands. Keytech also owned a minority interest of approximately 43% in the Company’s consolidated subsidiary, Bermuda Digital Communications Ltd. (“BDC”), which provides wireless services in Bermuda under the “CellOne” name. As part of the transaction, the Company contributed its ownership interest of approximately 43% in CellOne and approximately $42 million in cash in exchange for a 51% ownership interest in KeyTech. Also, as part of the transaction, CellOne was merged with and into a company within the KeyTech group and the approximate 15% interest in CellOne held, in the aggregate, by CellOne’s minority shareholders was converted into the right to receive common shares in KeyTech (the “Acquisition”). Following the transaction, CellOne is now indirectly wholly owned by KeyTech, and KeyTech continues to be listed on the BSX. A portion of the cash proceeds that KeyTech received upon closing was used to fund a one-time special dividend to KeyTech’s existing shareholders and to retire KeyTech’s subordinated debt.

The unaudited pro forma condensed combined statements of operations combine the historical consolidated statements of operations of the Company and KeyTech, giving effect to the Acquisition as if it had occurred on January 1, 2015.  The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of the Company and KeyTech, giving effect to the Acquisition as if it had been consummated on December 31, 2015.  KeyTech’s fiscal year begins on April 1 and ends on March 31.  As permitted by Article 11 of Regulation S-X KeyTech’s results for the twelve months ended September 30, 2015 were used to prepare the pro-forma income statement. The twelve month data was prepared by adding the six months ended September 30, 2015 with the six months ended March 31, 2015. The six months ended March 31, 2015 was calculated by removing the six months ended September 30, 2014 from the twelve months ended March 31, 2015, adjusted for discontinued operations. You should read this unaudited pro forma information in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial information, the historical financial statements of the Company filed with the Securities and Exchange Commission (“SEC”), and historical financial statements of KeyTech filed herein.

The Acquisition is treated herein as a purchase of KeyTech by the Company, in accordance with ASC 805.  Accordingly, ATN calculated the fair value of the net assets acquired and consideration transferred.  The fair value of net assets acquired exceeded the fair value of the consideration transferred resulting in ATN recording a bargain purchase gain equal to the excess.  In the unaudited pro forma condensed combined balance sheet, the consideration transferred by the Company to acquire KeyTech has been allocated to the assets acquired and liabilities assumed based upon the Company’s preliminary estimate of their respective fair values as of the date of the Acquisition.  As part of the Acquisition, ATN’s BDC subsidiary became an indirect wholly owned subsidiary of KeyTech increasing ATN’s ownership interest in BDC from 43% to 51%.  The difference between the purchase price and the carrying value of the non-controlling interest in BDC was recorded through equity.

Final allocations have not been completed and continue to be refined based upon certain valuations and other studies after the closing date of the Acquisition. Accordingly, the pro forma adjustments relating to the purchase price allocation are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information and are subject to revision based on a final determination of fair value and changes in KeyTech’s working capital. Thus, the final purchase price allocation may differ in material respects from that presented in the unaudited pro forma condensed combined financial information.  The unaudited pro forma condensed combined statements of operations also include certain purchase accounting adjustments, including items expected to have a continuing impact on the combined results, such as decreased depreciation and amortization expense on acquired tangible and intangible assets.

The unaudited pro forma combined condensed financial information conforms KeyTech’s accounting policies to those of ATN. KeyTech’s financial information is prepared in accordance with International Financial Reporting Standards and ATN’s financial information is prepared in accordance with US GAAP. Based on ATN’s review of the summary of significant accounting policies disclosed in the financial statements of KeyTech, it identified certain adjustments to conform IFRS accounting policies to US GAAP. These adjustments are documented in the pro forma combined condensed financial information. Further review of the accounting policies and financial statements of KeyTech may result in revisions to the policies and classifications of KeyTech in order to conform to the policies and classifications of ATN.

Items Not Reflected in the Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined income statements do not include the impacts of any revenue, cost or other operating synergies that may have resulted or may result in the future from the Acquisition. Therefore, certain revenue and expense amounts will likely be different, both in total and as a percent of overall revenue and expense, in future periods even if the Company were to continue the exact same pricing, service scope, and subscriber levels as in the past.  For example, revenue and expense, and many network operating expenses will be different as a result of the integration CellOne’s operations into KeyTech.

Both the Company and KeyTech incurred certain direct, incremental and non-recurring acquisition expenses in the amount of $1.1 million during the periods presented in connection with the Acquisition.  These expenses were removed from the pro forma condensed combined statements of operations as a pro-forma adjustment for the year ended December 31, 2015 as they were direct and incremental to the Acquisition and will not recur in future periods.

Unaudited Pro Forma Condensed Combined Balance Sheet

December 31, 2015

	(a) ATN	(a) Keytech - IFRS	KeyTech - IFRS to GAAP Adjustments		Pro Forma Adjustments		Pro Forma Combined
Assets
Cash and cash equivalents	$392,869	$4,361	$—		$(24,700	)(i)	$372,530
Accounts receivable, net	39,020	7,816	—		—		46,836
Materials and supplies	8,220	56	—		—		8,276
Prepayments and other current assets	28,383	2,296	—		—		30,679
Total current assets	468,492	14,529	—		(24,700)		458,321

Fixed assets, net	373,503	105,518	(13,107	)(k)	13,107	(c)	479,021
Telecommunications license, net	43,468	—	—		—		43,468
Goodwill	45,077	—	—		—		45,077
Intangible assets, net	1,498	4,050	—		1,900	(c)	7,448
Other assets	12,966	27,165	—		(23,681	)(f)	16,450

Total assets	$945,004	$151,262	$(13,107)		$(33,374)		$1,049,785

Liabilities and Stockholders’ Equity
Current portion of long-term debt	$6,284	$6,429	$—		$—		$12,713
Accounts payable and accrued liabilities	44,137	15,657	—		—		59,794
Dividends payable	5,142	—	—		12,089	(g)	17,231
Accrued taxes	9,181	—	—		—		9,181
Advanced payments and deposits	9,459	—	—		—		9,459
Other current liabilites	10,152	5,588	—		—		15,740
Total current liabilities	84,355	27,674	—		12,089		124,118

Deferred income taxes	45,406	—	—		—		45,406
Other liabilities	26,944	—	—		—		26,944
Long term debt, excluding current portion	26,575	55,237	—		(24,700	)(i)	57,112
Total liabilities	183,280	82,911	—		(12,611)		253,580

Common stock	168	3,806	—		(3,806	)(c)	168
Treasury stock	(18,254)	—	—		—		(18,254)
Additional paid-in capital	154,768	115,746	—		(119,953	)(c)	150,561
Retained earnings (accumulated deficit)	547,321	(67,687)	—		74,313	(c)	553,947
Accumulated other comprehensive loss	(3,704)	14,282	(13,107	)(k)	(1,175	)(c)	(3,704)
Total stockholders’ equity	680,299	66,147	(13,107)		(50,621)		682,718

Non-controlling interests	81,425	2,204	—		29,858	(c)	113,487
Total equity	761,724	68,351	(13,107)		(20,763)		796,205
Total liabilities and equity	$945,004	$151,262	$(13,107)		$(33,374)		$1,049,785

Unaudited Pro Forma Statement of Operations

Twelve months ended

	(a) ATN December 31, 2015	(a), (b) KeyTech September 30, 2015	KeyTech - IFRS to GAAP Adjustments		Pro Forma Adjustments		Pro Forma Combined
Revenue:
US wireless	$155,390	$—	$—		$—		$155,390
International wireless	81,652	—	—		—		81,652
Wireline	86,485	82,028	—		—		168,513
Renewable energy	21,040	—	—		—		21,040
Equipment and Other	10,802	8,885	—		—		19,687

Total revenues	355,369	90,913	—		—		446,282

Operating expenses (excluding depreciation and amortization unless otherwise indicated):
Termination and access fees	81,928	33,679	—		—		115,607
Engineering and operations	37,244	5,975	—		—		43,219
Sales and marketing	21,466	9,913	—		—		31,379
Equipment expense	14,997	3	—		—		15,000
General and administrative	59,890	30,929	—		—		90,819
Transaction-related charges	7,182	199	—		(1,122	)(d)	6,259
Depreciation and amortization	56,890	22,014	(571	)(k)	(11,255	)(e)	67,078
Gain on disposition of long-lived assets	(2,823)	—	—		—		(2,823)
Impairment of assets	—	83,069 (l)	—		—		83,069

Operating expenses	276,774	185,781	(571)		(12,377)		449,607

Income from operations	78,595	(94,868)	571		12,377		(3,325)

Other income (expense)
Interest Income	588	206	—	(5)	(i)		789
Interest Expense	(3,180)	(3,864)	—		1,992	(i)	(5,052)
Loss on deconsolidation of subsidiary	(19,937)	—	—		—		(19,937)
Other income (expense), net	135	19,016	2,021	(k)	(6,725	)(h)	14,447

Other income (expense)	(22,394)	15,358	2,021		(4,738)		(9,753)

Income before taxes	56,201	(79,510)	2,592		7,639		(13,078)
Income taxes	24,137	—	—		566	(j)	24,703

Income from continuing operations	32,064	(79,510)	2,592		7,073		(37,781)
Income from discontinued operations net of tax	1,092	—	—		—		1,092

Net income	33,156	(79,510)	2,592		7,073		(36,689)
Net income attributable to non-controlling interests, net of tax	(16,216)	69	—		35,684	(h)	19,537

Net income attributable to stockholders	$16,940	$(79,441)	$2,592		$42,757		$(17,152)

Net income per weighted average basic share attributable to ATN International, Inc. stockholders:
Continuing operations	$0.99						$(1.14)
Disontinued operations	$0.07						$0.07
Total	$1.06						$(1.07)

Net income per weighted average diluted share attributable to ATN International, Inc. stockholders:
Continuing operations	$0.98						$(1.13)
Disontinued operations	$0.07						$0.07
Total	$1.05						$(1.06)

Weighted average common shares outstanding:
Basic	16,022						16,022

Diluted	16,142						16,142

Notes to Unaudited Pro Forma Condensed Combined Financial Information
(in thousands, except share data)

(a)         Certain reclassifications have been made to the historical presentation of KeyTech to conform to the presentation used in the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statements of operations.

(b)         KeyTech’s fiscal year begins on April 1 and ends on March 31.  As permitted by Article 11 of Regulation S-X KeyTech’s results for the twelve months ended September 30, 2015 were used to prepare the pro-forma income statement.

(c)          ATN has completed its preliminary assessment of the fair value of assets acquired and liabilities assumed of KeyTech.  The purchase price is allocated to KeyTech net assets acquired and ATN’s increased ownership interest in BDC.  Because ATN maintained control of BDC before and after the transaction, the excess of the fair value of the consideration paid over the carrying value of the non-controlling interest acquired is recorded in equity.  The tables below represent a preliminary allocation of the total acquisition cost based on management’s preliminary estimate of their acquisition date fair values:

Consideration Transferred
Cash consideration - KeyTech	$34,517
Cash consideration - BDC	7,046
Total consideration transferred	41,563
Non-controlling interests - KeyTech	34,905
Total value to allocate	$76,468
Value to allocate KeyTech	69,422
Value to allocate - BDC	7,046

Preliminary purchase price allocation KeyTech:
Cash	45,925
Accounts receivable	7,816
Other current assets	2,352
Property, plant and equipment	105,518
Identifiable intangible assets	5,950
Other long term assets	3,485
Accounts payable and accrued liabilities	(12,244)
Dividends payable	(12,089)
Advance payments and deposits	(5,415)
Other current liabilities	(3,586)
Current debt	(6,429)
Long term debt	(55,237)
Net assets acquired	76,046

Gain on KeyTech bargain purchase	$6,624

Preliminary purchase price allocation BDC:
Carrying value of BDC non-controlling interest	2,842

Excess of purchase price paid over carrying value of non-controlling interest	$4,204

The purchase price and resulting bargain purchase gain are the result of the market conditions and competitive environment in which KeyTech operates along with ATN’s strategic position and resources in those same markets. Both companies realized the opportunity that their combined resources would accelerate the transformation of both companies to better serve customers in these markets. The gain on bargain purchase is not reflected in the Unaudited Pro Forma Statement of Operations since it is a nonrecurring item; however it is included Retained Earnings within the Unaudited Pro Forma Balance Sheet.

(d)         Eliminates acquisition related costs since these costs are direct and incremental to the Acquisition and are not expected to recur.

(e)          Reflects the adjustment to depreciation and amortization of KeyTech’s tangible and intangible assets arising from their estimated fair values and useful lives.  The estimated depreciation and amortization, as if the Acquisition had occurred at the beginning of the 12 months presented are as follows:

	Estimated		Depreciation and
	useful life	Fair	amortization
	(in years)	Value	expense
Telecommunication equipment	4-18	$52,352	$5,384
Buildings	30	26,501	883
Office and computer equipment	3-6	7,948	1,891
Furniture and fixtures	5	5,801	1,160
Land	—	6,242	—
Transportation vehicles	3	793	264
Construction in progress	—	5,881	—
Total property, plant and equipment		$105,518	$9,582

Trade name	Indefinite	$1,900	$—
Customer lists	9-13	4,050	606
		$5,950	$606

Pro forma depreciation and amortization expense			10,188
Historical depreciation and amortization expense			21,443
Pro forma adjustment to depreciation and amortization expense			$(11,255)

(f)           Prior to the Acquisition, KeyTech accounted for its stake in BDC under the equity method of accounting and BDC was consolidated into ATN’s results.  This adjustment removes the carrying value KeyTech’s equity investment in BDC.

(g)          Upon close of the Acquisition, KeyTech paid a dividend of $0.75 per share to the holders of its common stock.  This adjustment accrues for the payment.

(h)         Prior to the Acquisition, ATN consolidated the results of BDC and KeyTech recorded its proportional share of BDC’s income under the equity method of accounting.  This entry eliminates ATN’s non-controlling interest expense related to BDC, eliminates KeyTech’s share of BDC income, and recalculates ATN non-controlling interest expense based on KeyTech’s pro forma results.

(i)             In conjunction with the transaction KeyTech retired $24.7 million of debt.  This adjustment eliminates the debt and cash from the balance sheet.  It also eliminates the interest expense and yield on cash from the income statement.

(j)            To record income tax expense at an estimated statutory tax rate of 39.5% on pro forma adjustments as appropriate above.

(k)   Prior to the acquisition, KeyTech accounted for its land and buildings in accordance with International Accounting Standard 16 – Property, plant and equipment (“IAS 16”).  Accordingly, land and buildings were presented at fair value.  ATN records its land and buildings at historical cost less accumulated depreciation.  This entry conforms KeyTech’s accounting policy to ATN’s by adjusting KeyTech’s land and buildings to equal historical cost less accumulated depreciation.

(l)    ATN’s acquisition of a controlling interest in KeyTech was considered to be an indicator of impairment.  KeyTech’s financial statements include impairment charges to property, plant and equipment and intangible assets.  These impairment charges reflect estimated valuation of these assets on an enterprise valuation basis.  ATN does not expect similar impairments to recur in future periods.